UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2013

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Drive, Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 23, 2013, Alon USA, LP (“Alon USA LP”), a subsidiary of Alon USA Energy, Inc. (the “Company”), entered into a Second Amended Revolving Credit Agreement (the “New Alon USA LP Credit Facility”), by and among Alon USA LP, the financial institutions from time to time a party thereto (the “Lenders”), Israel Discount Bank of New York as administrative agent, co-arranger and collateral agent, and Bank Leumi USA, as co-arranger for the Lenders. The New Alon USA LP Credit Facility amended and restated that certain Amended Revolving Credit Agreement, dated June 22, 2006 (as previously amended, the “Old Alon USA LP Credit Facility”). No material terms of the Old Alon USA LP Credit Facility were modified by the New Alon USA LP Credit Facility.

The New Alon USA LP Credit Facility has a $240.0 million capacity and will mature in March 2016. The New Alon USA LP Credit Facility can be used both for borrowings and the issuance of letters of credit subject to a limit of the lesser of the facility amount or the borrowing base amount under the facility.

Borrowings under the New Alon USA LP Credit Facility bear interest at the Eurodollar rate plus 3.50% per annum, subject to an overall minimum interest rate of 4.00%.

The New Alon USA LP Credit Facility is secured by (i) a first lien on our cash, accounts receivables, inventories and related assets and (ii) a second lien on fixed assets and other specified property, in each case, excluding those of Alon Paramount Holdings, Inc. and its subsidiaries other than Alon Pipeline Logistics, LLC, the subsidiaries established in conjunction with the Krotz Springs refinery acquisition, the subsidiaries established in conjunction with the Bakersfield refinery acquisition and our retail subsidiaries.

The New Alon USA LP Credit Facility contains certain restrictive covenants including maintenance financial covenants.
The foregoing description is qualified in its entirety by reference to the full text of the New Alon USA LP Credit Facility, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In May 2013 the Company's Compensation Committee approved the payment of cash bonuses under the Company's 2005 Incentive Compensation Plan based primarily on performance in the fiscal year ended December 31, 2012. As a result, on May 17, 2013, the Company paid cash bonuses to the Company's 2012 named executive officers.
The amounts of these bonuses had not been determined at the time of the filing of the Company's Proxy Statement for the Annual Meeting of Stockholders (the “Proxy Statement”) and were therefore not included in the “Non-Equity Incentive Plan Compensation” column contained in the Summary Compensation Table set forth therein. The amount awarded to each of the Company's 2012 named executive officers and the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table had the amounts of these awards been determined prior to the filing of the Proxy Statement are set forth below.

Name and Principal Position	Non-Equity Incentive Plan Compensation ($)	Total ($)
Paul Eisman
Chief Executive Officer (PEO)	$353,341	$1,053,285
Shai Even
Senior Vice President and Chief Financial Officer (PFO)	265,053	1,329,827
Alan Moret
Senior Vice President and of Supply	275,721	1,058,399
Kyle McKeen
President and CEO of Alon Brands	250,000	1,231,875
Michael Oster
Senior Vice President of Mergers and Acquisitions	250,000	1,098,070

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
Date:	May 23, 2013	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Second Amended Revolving Credit Agreement, dated as of May 23, 2013, by and among Alon USA, LP, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein.